                           AMENDMENT TO IRREVOCABLE PROXY
                           ------------------------------


              Amendment dated June 13, 1996 to Irrevocable  Proxy dated March 7,
     1996  between   SFM  Group,   Ltd.  ("Proxyholder")   and  Jerome   Deutsch
     ("Principal"):

              WHEREAS  Principal  issued  and  delivered  to   Proxyholder  that
     certain Irrevocable Proxy dated March 7, 1996 ("Proxy");

              WHEREAS  Principal  desires  to   terminate  his  employment  with
     LogiMetrics, Inc. ("Company");

              WHEREAS Principal  and Proxyholder  desire to amend  the Proxy  to
     provide  for   its   continuance,   notwithstanding  the   termination   of
     Principal's employment with the Company;

              NOW, THEREFORE, in consideration of the foregoing, Principal and Proxyholder agree as follows:

              1. The Proxy is hereby amended in its entirety and the following substituted therefor:

                      "KNOW  ALL   MEN  BY  THESE  PRESENTS   that  the
              undersigned, Jerome Deutsch (the "Principal"), does hereby make, constitute and appoint SFM Group, Ltd. (the "Proxyholder"), his true and lawful attorney, for him and in his name, place and stead, to act as his proxy in respect of 50% of all the shares of common stock of LogiMetrics, Inc. ("Stock"), a Delaware corporation (the "Corporation") owned of record by the Principal or which are eligible to be voted by the Principal (except as otherwise provided in this irrevocable proxy) as stockholders of the Corporation (the "Shares") for the following exclusive purposes: (i) voting the Shares in favor of the election of two persons designated by the Proxyholder and three persons designated by Phipps, Teman & Company, L.L.C., as members of the Corporation's Board of Directors and (ii) voting the Shares with respect to any of the following matters: (i) mergers and acquisitions; (ii) sale of all or substantially all the Corporation's assets, giving and granting to the Proxyholder full power and authority to the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof. Nothing contained herein shall preclude the Principal from selling Stock, and once sold, the successor owner of such Stock shall not be bound by the terms hereof.

                      This proxy  shall not be revocable  or revoked by
              the Principal, may not be assigned by the Proxyholder and is coupled with an interest and shall be binding upon the Principal and the respective heirs and personal representatives of the Principal until December 31, 1998."

              2. As amended hereby the Proxy shall remain in full force and effect.

              IN WITNESS WHEREOF, Principal and Proxyholder have executed this Amendment to Irrevocable Proxy the date and year first above written.


                               SFM Group, Ltd.

                               By: /s/ Lawrence Schneider
                                   -------------------------
                               Name: Lawrence Schneider
                                     -----------------------
                               Title: President
                                      ----------------------



                               /s/ Jerome Deutsch
                               -----------------------------
                               Jerome Deutsch